UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, the Board of Directors (the “Board”) of Polar Power, Inc. (“we”, “us”, “our” or “Polar”) voted to fill two vacancies on the Board by electing Jim Ahern and Menachem “Menny” Shalom to the Board. Mr. Ahern and Mr. Shalom will be independent directors serving on the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Jim Ahern is a professor and faculty member at the W. P. Carey School of Business within Arizona State University (ASU). He teaches in the Department of Management and Entrepreneurship, leveraging over 40 years of global corporate leadership and executive consulting experience. Previously, Mr. Ahern served in management for companies in the technology and telecommunications industries. Mr. Ahern holds a bachelor of arts from Northeast Missouri State University and a master’s degree from Webster University.

Menachem Shalom has been the Chief Executive Officer and member of the Board of Directors of T3 Defense Inc. (Nasdaq: DFNS) since September 2024. Mr. Shalom has also served as the Chief Executive Officer, President and Chairman of the Board of Directors of Star 26 Capital, Inc. since January 2024, as well as the Chairman of B. Rimon Agencies Ltd., a wholly owned operating subsidiary of Star 26 and operator of an Israeli defense business. Mr. Shalom has served as a director and the Chief Executive Officer of Motomova Inc (OTC Markets: MTMV) since December 1, 2022 and its Secretary since May 24, 2023. Mr. Shalom has been the Co-Chief Executive Officer, and a member of the board of directors of MEA Testing Systems Ltd. since January 2022. Since 2017, Mr. Shalom has also served as Chief Executive Officer, Chief Financial Officer and sole director of Hold Me Ltd. (OTC: HMELF), a digital platform for mobile wallet and payments founded by Mr. Shalom. He is the Chief Executive Officer and director of two SPACs, SC II Acquisition Corp (Nasdaq: SCII) and Kochav Defense Acquisition Corp (Nasdaq: KCHV). Previously, Mr. Shalom founded and served as CEO of Wayerz Solutions, Ltd., a digital platform for correspondent banking and wires’ routing optimization, between 2014 and 2017 and as Vice President of Business Development, Sales and Marketing at Dsnr Media Group Ltd., an international cross-platform digital advertising company. Mr. Shalom also founded and served as CEO of Mipso Ltd., a software-as-a-service provider in the fashion and retail industry, between 2010 and 2013; ooga studio Ltd., an industrial design incubator, between 2007 and 2010; and Medifreeze Ltd., a startup in the area of stem cell cryopreservation, between 2004 and 2009. Mr. Shalom received his MBA at the Hebrew University of Jerusalem in 2003 after receiving an LLM in corporate law at Columbia University School of Law in 2000.

On June 30, 2026, Polar issued a convertible promissory note to Mayers Ventures LLC (“Mayers”) that included a right of Mayers to designate one person for appointment or election to serve on Polar’s Board, and Mayers designated Mr. Shalom to be so elected.

Item 7.01 Regulation FD Disclosure.

On August 18, 2026, we issued a press release announcing the appointment of the two new members of the Board. The press release is attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference in any filing made by Polar pursuant to the Securities Act, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary